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                                                                       EXHIBIT 5

                                  May 14, 1996

Friedman's, Inc.
4 West State Street
Savannah, Georgia 31401

Ladies and Gentlemen:

     This opinion is given in connection with the filing by Friedman's, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of the Company's common stock $.01 par value ("Common Stock"), being sold by the Company (the "Company Shares") and 200,000 shares of Common Stock being sold by a stockholder of the Company (the "Selling Stockholder Shares" and, together with the Company Shares, the "Offering Shares").

     As counsel for the Company in connection with the sale of the Offering Shares, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

     Based upon the foregoing, it is our opinion that the Offering Shares have been duly authorized and when issued and sold to the several underwriters as provided in the Underwriting Agreement, between the Company and Montgomery Securities, Goldman, Sachs & Co., Morgan Keegan & Company, Inc., and Morgan Schiff & Co., Inc., as Representatives of the several underwriters named in Schedule A thereto the Offering Shares will be validly issued, fully paid, and non-assessable by the Company under the General Corporation Law of the State of Delaware as in effect on the date hereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                          ALSTON & BIRD

                                          By: /s/  M. HILL JEFFRIES
                                            ------------------------------------
                                            A Partner